UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas		78704
(Address of Principal Executive Offices)		(Zip Code)

(877) 455-3036

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Second Amended and Restated Employment Agreements

On April 1, 2022, Vital Farms, Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement with each of Russell Diez-Canseco, the Company’s Chief Executive Officer, and Jason Dale, the Company’s Chief Operating Officer (each an “Employment Agreement” and collectively, the “Employment Agreements”). Each of the Employment Agreements fully amends and restates the respective Amended and Restated Employment Agreement with Mr. Diez-Canseco and Mr. Dale, each dated July 9, 2020.

Pursuant to the Employment Agreements, each officer is entitled to an annual base salary ($625,000 with respect to Mr. Diez-Canseco; $400,000 with respect to Mr. Dale). Each officer is eligible to receive an annual bonus payment based on performance objectives determined by the Company’s Board of Directors (the “Board”), with a target bonus amount of 100% of base salary in the case of Mr. Diez-Canseco and 65% of base salary in the case of Mr. Dale.

The officer must provide the Company with two weeks’ written notice of his resignation and, in the event of the Company’s termination of the officer’s employment without cause, the Company must either provide two weeks’ written notice of termination or payment in lieu of two weeks’ notice. The Company may terminate the officer immediately for cause and upon his death or disability. Regardless of the manner in which he is terminated, the officer is entitled to receive amounts earned during his term of service, including salary, unreimbursed expenses incurred by him on our behalf and accrued and unused vacation pay in accordance with our normal policies and practice.

Upon termination by the officer for good reason or termination by the Company without cause, in each case within the 12-month period following the closing of a change in control (a “Change in Control Period”), the officer shall be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary (in the case of Mr. Diez-Canseco) or 12 months of then-current base salary (in the case of Mr. Dale); (ii) the amount of the officer’s target bonus under the Company’s annual bonus program; (iii) the pro rata portion of the officer’s current target bonus, prorated to reflect the partial year of service; (iv) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (v) reimbursement of COBRA premiums for a period of up to 18 months (in the case of Mr. Diez-Canseco) or 12 months (in the case of Mr. Dale); (vi) 100% acceleration of unvested equity awards (including those that vest upon performance criteria); and (vii) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Employment Agreement.

Upon termination by the officer for good reason or termination by the Company without cause (other than during a Change in Control Period), the officer shall be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary (in the case of Mr. Diez-Canseco) or 18 months of then-current base salary (in the case of Mr. Dale); (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 18 months (in the case of Mr. Diez-Canseco) or 12 months (in the case of Mr. Dale); and (iv) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Employment Agreement.

Upon the officer’s death or disability, the officer shall be eligible to receive (i) severance payments in the form of salary continuation, in an amount equal to 24 months of then-current base salary (in the case of Mr. Diez-Canseco) or 18 months of then-current base salary (in the case of Mr. Dale); (ii) the pro rata portion of the officer’s current bonus, prorated to reflect the partial year of service, based on actual performance; (iii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iv) reimbursement of COBRA premiums for a period of up to 18 months (in the case of Mr. Diez-Canseco) or 12 months (in the case of Mr. Dale); (v) 100% acceleration of unvested equity awards (including those that vest upon performance criteria); and (vi) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Employment Agreement.

The severance benefits described above are conditioned upon the officer’s compliance with his post-termination obligations under his Employment Agreement and upon his execution, delivery and non-revocation of a release of claims in favor of the Company. The Employment Agreements also contain intellectual property assignments and post-termination non-disclosure, non-solicitation, non-competition and non-disparagement obligations. Cause, change in control, disability and good reason are defined in the Employment Agreements.

Each Employment Agreement will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending March 27, 2022 and is incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in its entirety by reference to the full text of each Employment Agreements.

Change in Control Severance Plan

On March 31, 2022, the Compensation Committee of the Board (the “Compensation Committee”) approved and adopted a Change in Control Severance Plan (the “Change in Control Severance Plan”), effective as of March 31, 2022, covering certain of the Company’s executive officers, including Bo Meissner, our Chief Financial Officer, and Peter Pappas, our Chief Sales Officer (the “Participants”). Russell Diez-Canseco, our Chief Executive Officer, and Jason Dale, our Chief Operating Officer, will remain subject to the severance provisions set forth in their respective Employment Agreements.

The Change in Control Severance Plan provides for benefits upon either a termination by the Company of the participant’s employment without cause or a resignation by the participant for good reason (either, a “Covered Termination”). The benefits provided under the Change in Control Severance Plan vary depending on whether the Participant is subject to a Covered Termination within the 12-month period following the closing of a change in control (a “Severance Plan Change in Control Period”). Cause, change in control and good reason are defined in the Change in Control Severance Plan.

The Participants subject to a Covered Termination during a Severance Plan Change in Control Period will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of the Participant’s then-current base salary, plus (b) the amount of such Participant’s target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of the Participant’s current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vi) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

The Participants subject to a Covered Termination other than during a Severance Plan Change in Control Period will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his or her then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 12 months; and (iv) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

Upon the Participants’ death or disability, such Participant shall be eligible to receive (i) the pro rata portion of such Participant’s current bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

The Change in Control Severance Plan, including a form of the participation agreement to be executed by each participant, will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending March 27, 2022 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: April 6, 2022	By:	/s/ Joanne Bal
Joanne Bal
General Counsel, Secretary and Head of Environmental, Social and Governance